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                                                                   Exhibit N(4)

                               POWER OF ATTORNEY

I, the undersigned officer and/or director of Connecticut General Life Insurance Company, hereby constitute and appoint Jeffrey S. Winer my true and lawful attorney, with full power to him to sign for me and in my name and in my capacity as director of Connecticut General Life Insurance Company, any and all Registration Statements on Form N-6 on behalf of the Company in the name of one of its Separate Accounts filed with the Securities and Exchange Commission under the Securities Act of 1933, and such other documentation as may be required to obtain the necessary approvals of products from the Separate Account, hereby ratifying and confirming my signature as it may be signed by my attorney to said Registration Statement and documentation.

Signed this 6th day of January, 2006.


/s/ Jonathan N. Rubin
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Jonathan N. Rubin